UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

DRIFTWOOD VENTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive
offices including zip code)

(310) 601-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As disclosed in those Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 11, 2008, July 15, 2008 and August 1, 2008, which are incorporated by reference herein, on July 7, 2008, Driftwood Ventures, Inc. (the “Company”) consummated an initial closing of a financing (the “Financing”) to raise an aggregate of up to $9,000,000 through the sale of senior secured convertible notes (the “Notes”), coupled with the issuance of up to an aggregate of 8,181,818 warrants to purchase common stock of the Company, par value $0.001 per share (“Common Stock”) (the “Warrants”), pursuant to a Note Purchase Agreement, entered into by and among the Company and the purchasers listed on the schedule thereto (as amended, the “Note Purchase Agreement”). The Note Purchase Agreement, as amended on July 15, 2008 and July 31, 2008, provides for subsequent closings whereby the Company may issue additional Notes and Warrants to one or more additional purchasers at any time and from time to time on or before August 15, 2008.

On August 13, 2008, S.A.C. Venture Investments, LLC (“S.A.C.”) executed a counterpart signature page to the Note Purchase Agreement, pursuant to which the Company issued to S.A.C. a Note in the principal amount of $1,850,000. As partial inducement to purchase the Note, S.A.C. received a Warrant to purchase 1,681,818 shares of Common Stock. The Note and Warrant issued to S.A.C. were issued on the same terms and conditions as the Notes and Warrants that were issued in the initial closing of the Financing.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information with respect to the Note contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.

ITEM 3.02 UNREGISTERED SALES OF EQUITY.

The information with respect to the Note and Warrant contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof. Such securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIFTWOOD VENTURES, INC.

Date: August 15, 2008	By:	/s/ Charles Bentz
	Name:	Charles Bentz
	Title:	Chief Financial Officer